                      SECURITIES AND EXCHANGE COMMISSION
                                     FORM 8-K
                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report:   October 10, 1997

                        TELEPORT COMMUNICATIONS GROUP INC.


                                     0-20913
                                    --------
                             (Commission File Number)

                                   13-3173139
                                   ----------
                       (IRS Employer Identification Number)

                                    Delaware
                                    --------
                              State of Incorporation

        437 Ridge Road, Executive Building 3, Dayton, New Jersey, 08810
        ---------------------------------------------------------------
                    (Address of principal executive offices)

                                 (732) 392-2000
                                ---------------
               (Registrant's telephone number, including area code)

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              TELEPORT COMMUNICATIONS GROUP INC. (TCG) FILES AN
                       OFFERING OF CLASS A COMMON STOCK


  ITEM 5. OTHER EVENTS
  The Registrant issued the following Press Release on October 10, 1997

  FOR IMMEDIATE RELEASE
  October 10, 1997

  New York, NY -- Teleport Communications Group Inc. (TCG), has filed a registration statement for an offering of up to 15 million shares of its Class A Common Stock, of which 9,945,592 shares will be offered by U S WEST Media Group (U S WEST) and 5,054,408 shares will be offered by TCG (excluding over-allotment options). U S WEST received its shares through its acquisition of Continental Cablevision, Inc. on November 15, 1996. It is selling the shares as part of an agreement with the U.S. Department of Justice pursuant to which U S WEST is required to reduce its ownership in TCG entirely by December 31, 1998. The 9,945,592 shares represent U S WEST's entire remaining ownership interest in TCG.

  TCG intends to use the net proceeds from its sale of shares in the offering to expand and develop existing and new networks, which may include acquisitions, and for other general corporate purposes and working capital.

  A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
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SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto authorized.


TELEPORT COMMUNICATIONS GROUP INC.



Dated: October 13, 1997               By:  /s/  Maria Terranova-Evans
                                          ---------------------------------
                                Name:      Maria Terranova-Evans
                                Title:     Vice President and Controller
                                          (Principal Accounting Officer)